Exhibit 10.1

Execution Version

DATED JANUARY 31, 2021

AMONG

KISMET ACQUISITION ONE CORP
(The Company)

and

KISMET SPONSOR LIMITED
(The Purchaser)

and

Nexters Inc.

(Pubco)

AMENDED AND RESTATED FORWARD PURCHASE AGREEMENT

This Amended and Restated Forward Purchase Agreement (this “Agreement”) is entered into as of January 31, 2021, by and among (i) Kismet Acquisition One Corp., a British Virgin Islands business company with limited liability (the “Company”), (ii) Kismet Sponsor Limited, a business company incorporated in the British Virgin Islands with limited liability (the “Purchaser”). (iii) Nexters Inc., a British Virgin Islands business company (“Pubco”). The Company, the Purchaser and Pubco are sometimes referred to herein individually as a “party” and, collectively, as the “parties.” Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in that certain business combination agreement, dated on or around the date hereof, by and among (i) the Company, (ii) Sponsor (solely in its capacity as a representative of the shareholders of Kismet), (iii) Pubco, (iv) Nexters Global Ltd., a private limited liability company domiciled in Cyprus (the “Target Company”), (v) the shareholders of the Target Company set forth on the signature pages thereto and (vi) Fantina Holdings Limited, a private limited liability company domiciled in Cyprus, solely in its capacity as the representative of such shareholders (the “Business Combination Agreement”).

(A)	WHEREAS, the Company was organized for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities (a “Business Combination”);

(B)	WHEREAS, in connection with the Company’s initial public offering (the “IPO”), the Company and the Purchaser entered into the forward purchase agreement dated August 5, 2020 (the “Original Agreement”), pursuant to which concurrently with the closing of a Business Combination, the Company would issue and sell, and the Purchaser would purchase, on a private placement basis, 2,000,000 units of the Company (the “Company Forward Purchase Units”) consisting of 2,000,000 ordinary shares of the Company, no par value per share (the “Company Ordinary Shares” generally, and the 2,000,000 Company Ordinary Shares subject to the purchase under the Original Agreement, the “Company Forward Purchase Shares”) and 1,000,000 warrants of the Company, with each warrant entitling the Purchaser to purchase one Company Ordinary Share on the same terms as each warrant of the Company sold as part of the units of the Company in the IPO (the “Company Forward Purchase Warrants” and, collectively with the Company Forward Purchase Units and the Company Forward Purchase Shares, the “Company Forward Purchase Securities”) on the terms and conditions set forth therein;

(C)	WHEREAS, the Company has proposed to effect a Business Combination on the terms, and subject to the conditions, set forth in the Business Combination Agreement (the “Transaction”);

(D)	WHEREAS, the Original Agreement is terminated at, and conditional upon, the Merger Closing occurring; and

(E)	WHEREAS, in connection with the Transaction, the Company and the Purchaser wish to amend and restate the Original Agreement in its entirety as provided herein to, among other matters set forth herein, (i) an increase in the FPS Purchase Price (as defined in the Original Agreement) from $20,000,000 to $50,000,000 and (ii) a replacement of the commitment by the Purchaser to acquire the Company Forward Purchase Securities with a commitment by the Purchaser to acquire 5,000,000 Pubco Ordinary Shares (the “Pubco Forward Purchase Shares”) and 1,000,000 Pubco Public Warrants (the “Pubco Forward Purchase Warrants” and collectively with the Pubco Forward Purchase Shares, the “Pubco Forward Purchase Securities”).

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Sale and Purchase.

(a)	Forward Purchase Securities.

(i)	Pursuant to the terms and subject to the conditions of this Agreement, Pubco shall issue and sell to the Purchaser, and the Purchaser shall purchase from Pubco, the Pubco Forward Purchase Securities for an aggregate purchase price of $50,000,000 (the “FPS Purchase Price”).

(ii)	Each Pubco Forward Purchase Warrant will have the same terms as each warrant of the Company sold as part of the units of the Company in the IPO, and will be subject to the terms and conditions of the Warrant Agreement to be entered into between Pubco and Continental Stock Transfer & Trust Company, as warrant agent, in connection with the Transaction (the “Warrant Agreement”). Each Pubco Forward Purchase Warrant will entitle the holder thereof to purchase one (1) Pubco Ordinary Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Pubco Forward Purchase Warrants will be exercisable. The Pubco Forward Purchase Warrants will become exercisable thirty (30) days after the Merger Closing, and will expire five (5) years after the Share Acquisition Closing or earlier upon redemption or the liquidation of Pubco, as described in the Warrant Agreement.

(iii)	Pubco shall require the Purchaser to purchase the Pubco Forward Purchase Securities by delivering notice to the Purchaser, at least ten (10) Business Days before the Merger Closing, specifying the anticipated date of the Merger Closing, and instructions for wiring the FPS Purchase Price to Pubco. At least two (2) Business Days before the anticipated date of the Merger Closing specified in such notice, the Purchaser shall deliver the FPS Purchase Price to Pubco in cash via wire transfer to the account specified in such notice. If the Share Acquisition Closing does not occur within thirty (30) days after the FPS Closing, Pubco shall automatically return to the Purchaser the FPS Purchase Price, provided that the return of the FPS Purchase Price by Pubco shall not terminate the Agreement or otherwise relieve any party of any of its obligations hereunder. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(iv)	The closing of the sale of the Pubco Forward Purchase Securities (the “FPS Closing”) shall be held after, and conditional upon, the Merger Closing and prior to the Share Acquisition Closing. At the FPS Closing, Pubco will issue to the Purchaser the Pubco Forward Purchase Securities, each registered in the name of the Purchaser.

(b)	Delivery of Forward Purchase Securities.

(i)	Pubco shall register the Purchaser as the owner of the Pubco Forward Purchase Securities purchased by the Purchaser hereunder in the register of members of Pubco and with Pubco’s transfer agent by book entry on or promptly after (but in no event more than two (2) Business Days after) the date of the FPS Closing.

(ii)	Each register and book entry for the Pubco Forward Purchase Securities shall contain a notation, and each certificate (if any) evidencing the Pubco Forward Purchase Securities shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(c)	Legend Removal. If the Pubco Forward Purchase Securities are eligible to be sold without restriction under, and without Pubco being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, Pubco will cause Pubco’s transfer agent to remove the legend set forth in Section 1(b)(ii). In connection therewith, if required by Pubco’s transfer agent, Pubco will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Pubco Forward Purchase Securities without any such legend; provided, however, that Pubco will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of Pubco Forward Purchase Securities in violation of applicable law.

2.	Representations and Warranties of the Purchaser. The Purchaser represents and warrants to Pubco and the Company as follows, as of the date hereof:

(a)	Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)	Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)	Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)	Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)	Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to Pubco and the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Pubco Forward Purchase Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Pubco Forward Purchase Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)	Disclosure of Information. The Purchaser has had an opportunity to discuss Pubco’s and the Company’s business, management, financial affairs and the terms and conditions of the offering of the Pubco Forward Purchase Securities with Pubco’s management.

(g)	Restricted Securities. The Purchaser understands that the offer and sale of the Pubco Forward Purchase Securities to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Pubco Forward Purchase Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Pubco Forward Purchase Securities indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that Pubco has no obligation to register or qualify the Pubco Forward Purchase Securities, or any Pubco Ordinary Shares into which the Pubco Forward Purchase Securities may be converted into or exercised for, for resale, except pursuant to the New Registration Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Pubco Forward Purchase Securities, and on requirements relating to Pubco which are outside of the Purchaser’s control, and which Pubco is under no obligation and may not be able to satisfy.

(h)	No Public Market. The Purchaser understands that no public market now exists for the Pubco Forward Purchase Securities, and that Pubco has made no assurances that a public market will ever exist for the Pubco Forward Purchase Securities.

(i)	High Degree of Risk. The Purchaser understands that its agreement to purchase the Pubco Forward Purchase Securities involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j)	Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)	No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Pubco Forward Purchase Securities.

(l)	Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to Pubco.

(m)	Adequacy of Financing. The Purchaser has available to it sufficient funds to satisfy its obligations under this Agreement.

(n)	No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and this offering, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by Pubco and the Company in Section 3 and Section 4 of this Agreement, respectively, and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by Pubco, any person on behalf of Pubco or any of Pubco’s affiliates (collectively, the “Pubco Parties”).

3.	Representations and Warranties of Pubco. Pubco represents and warrants to the Purchaser and the Company as follows:

(a)	Incorporation and Corporate Power. Pubco is a business company with limited liability duly incorporated and validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to carry on its business as now being conducted. As of the date hereof, Pubco does not have any Subsidiaries or own any equity interests in any other Person.

(b)	Capitalization. As of the date hereof, Pubco is authorized to issue a maximum of 50,000 of Pubco Ordinary Shares, of which one (1) Pubco Ordinary Share is issued and outstanding, which is owned by AF.

(c)	Authorization. All corporate action required to be taken by Pubco’s Board of Directors and shareholders in order to authorize Pubco to enter into this Agreement, and to issue the Pubco Forward Purchase Securities at the FPS Closing, and the securities issuable upon conversion or exercise of the Pubco Forward Purchase Securities, has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the shareholders, directors and officers of Pubco necessary for the execution and delivery of this Agreement, the performance of all obligations of Pubco under this Agreement to be performed as of the FPS Closing, and the issuance and delivery of the Pubco Forward Purchase Securities and the securities issuable upon conversion or exercise of the Pubco Forward Purchase Securities has been taken or will be taken prior to the FPS Closing. This Agreement, when executed and delivered by Pubco, shall constitute the valid and legally binding obligation of Pubco, enforceable against Pubco in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)	Valid Issuance of Securities.

(i)	The Pubco Forward Purchase Securities, when issued, sold and delivered in accordance with the terms of, and for the consideration set forth in, this Agreement and Pubco’s memorandum and articles of association, as they may be amended from time to time (the “Pubco Charter”), and registered in the register of members of Pubco, and the securities issuable upon conversion or exercise of the Pubco Forward Purchase Securities, when issued in accordance with the terms of the Pubco Forward Purchase Securities and this Agreement, and registered in the register of members of Pubco, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Pubco Forward Purchase Securities and the securities issuable upon conversion of the Pubco Forward Purchase Securities will be issued in compliance with all applicable federal and state securities laws.

(ii)	No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to Pubco or, to Pubco’s knowledge, any Pubco Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii—iv) or (d)(3), is applicable. “Pubco Covered Person” means, with respect to Pubco as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)	Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Pubco in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws.

(f)	Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Pubco Charter or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Pubco, in each case (other than clause (i)) which would have a material adverse effect on Pubco or its ability to consummate the transactions contemplated by this Agreement.

(g)	Operations. As of the date hereof, Pubco has not conducted any operations other than organizational activities, activities conducted in connection with exploring a possible Business Combination, activities in connection with the Transaction contemplated by the Business Combination Agreement and the offerings of the Pubco Forward Purchase Securities.

(h)	Foreign Corrupt Practices. Neither Pubco, nor any director, officer, agent, employee or other Person acting on behalf of Pubco has, in the course of its actions for, or on behalf of, Pubco (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)	Compliance with Anti-Money Laundering Laws. The operations of Pubco are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Pubco with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of Pubco, threatened.

(j)	Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Pubco, threatened against or affecting Pubco or any of Pubco’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)	No General Solicitation. Neither Pubco, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Pubco Forward Purchase Securities.

(l)	No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser or this offering, and the Pubco Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser and the Company in Section 2 and Section 4 of this Agreement, respectively, and in any certificate or agreement delivered pursuant hereto, the Pubco Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.	Representations and Warranties of the Company. The Company represents and warrants to the Purchaser and Pubco as follows:

(a)	Incorporation and Corporate Power. The Company is a business company with limited liability company duly incorporated and validly existing and in good standing under the laws of the British Virgin Islands and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted. The Company has no subsidiaries.

(b)	Authorization. All corporate action required to be taken by the Company’s Board of Directors and shareholders in order to authorize the Company to enter into this Agreement has been taken or will be taken prior to the FPS Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPS Closing has been taken or will be taken prior to the FPS Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)	Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the he Company’s memorandum and articles of association, as they may be amended from time to time, or its other governing documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(d)	Foreign Corrupt Practices. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(e)	Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(f)	Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(g)	No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 4 and in any certificate or agreement delivered pursuant hereto, none of the Company nor any person acting on behalf of the Company nor any of the Company’s affiliates (the “Company Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company and the Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser and Pubco in Section 2 and Section 3 of this Agreement, respectively, and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties or the Pubco Parties.

5.	Additional Agreements, Acknowledgements and Waivers.

(a)	Trust Account.

(i)	The Purchaser hereby acknowledges that it is aware that the Company maintains a trust account (the “Trust Account”) for the benefit of its public shareholders. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Company Ordinary Shares held by the Purchaser.

(ii)	The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Company Ordinary Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Company Ordinary Shares held by the Purchaser.

(b)	No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of Pubco prior to the Share Acquisition Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(c)	Nasdaq Listing. Pubco will use commercially reasonable best efforts to effect and maintain the listing of the Pubco Ordinary Shares and Pubco Public Warrants on the Nasdaq Market (or another national securities exchange).

(d)	Share Acquisition Closing. The Purchaser and Pubco hereby acknowledge that the Share Acquisition Closing shall be completed promptly following the purchase of Pubco Forward Purchase Securities, in accordance with the terms and conditions set forth in the Business Combination Agreement.

6.	FPS Closing Conditions.

(a)	The obligation of the Purchaser to purchase the Pubco Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)	Pubco shall have delivered to the Purchaser a certificate evidencing the Pubco’s good standing as a British Virgin Islands business company with limited liability, as of a date within ten (10) Business Days of the FPS Closing;

(ii)	The representations and warranties of Pubco set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on Pubco or its ability to consummate the transactions contemplated by this Agreement;

(iii)	Pubco shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Pubco at or prior to the FPS Closing; and

(iv)	No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Pubco Forward Purchase Securities.

(b)	The obligation of Pubco to sell the Pubco Forward Purchase Securities at the FPS Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPS Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by Pubco:

(i)	The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPS Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(ii)	The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPS Closing; and

(iii)	No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Pubco Forward Purchase Securities.

7.	Termination. This Agreement may be terminated at any time prior to the FPS Closing:

(a)	by mutual written consent of the Purchaser, Pubco and, prior to the Merger Closing, the Company; or

(b)	automatically if the Business Combination Agreement is terminated.

In the event of any termination of this Agreement pursuant to this Section 7, the FPS Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

8.	General Provisions.

(a)	Notices. All notices, consents, waivers and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt; provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail.

All communications sent to Pubco shall be sent to:

Nexters Inc.
55, Griva Digeni, 3101

Limassol, Cyprus
Attn: Andrey Fadeev
Email: fadanrd@gmail.com

All communications sent to the Company prior to the Share Acquisition Closing shall be sent to:

Kismet Acquisition One Corp.
Ritter House, Wickhams Cay II,

PO Box 3170, Road Town, Tortola

VG1110 British Virgin Islands

Attn: Ivan Tavrin, Chief Executive Officer

Email: tioffice@kismetcg.com

with a copy to the Company’s counsel at:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

Canary Wharf

London E14 5DS
United Kingdom
Attn: Denis Klimentchenko
Email: Denis.Klimentchenko@skadden.com

All communications sent to the Purchaser shall be sent to:

Kismet Sponsor Limited

Ritter House, Wickhams Cay II,

PO Box 3170, Road Town, Tortola

VG1110 British Virgin Islands

Attn: Natalia Markekova

Email: nmarkelova@kismet-group.com

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 8(a).

(b)	No Finder’s Fees. Other than fees payable to Credit Suisse Securities (USA) LLC, BofA Securities, Inc. and LionTree LLC, which shall be the responsibility of the Company, each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless Pubco and the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser, the Company or any of their respective officers, employees or representatives is responsible.

(c)	Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPS Closing.

(d)	Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)	Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)	Assignments. Except as otherwise specifically provided herein, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties except that the Purchaser may assign its rights, interests, or obligations hereunder to any of its affiliates, provided, however, that no such assignment or delegation shall relieve the Purchaser of its obligations hereunder and Pubco shall be entitled to pursue all rights and remedies against the Purchaser subject to the terms and conditions hereof.

(g)	Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)	Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)	Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to, the laws of the State of New York, without giving effect to its choice of laws principles.

(j)	Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)	Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)	Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of Pubco, the Purchaser and, prior to the Merger Closing, the Company.

(m)	Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)	Expenses. Each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. Pubco shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Pubco Forward Purchase Securities and the securities issuable upon conversion or exercise of the Pubco Forward Purchase Securities.

(o)	Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)	Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)	Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by Pubco, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement.

(r)	Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that Pubco and, prior to the Merger Closing, the Company, shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

PURCHASER:
KISMET SPONSOR LIMITED

By:	/s/ Natalia Markelova
	Name:	Natalia Markelova
	Title:	Director

PUBCO:
NEXTERS INC.

By:	/s/ Andrey Fadeev
	Name:	Andrey Fadeev
	Title:	Sole Director

COMPANY:
KISMET ACQUISITION ONE CORP

By:	/s/ Ivan Tavrin
	Name:	Ivan Tavrin
	Title:	Chief Executive Officer